UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 6, 2011
VAUGHAN FOODS, INC.
(Exact name of Registrant as specified in its charter)

Oklahoma	001-33446	73-1342046
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

216 N.E. 12th Street, Moore, OK 73160
(Address Of Principal Executive Office) (Zip Code)

(405) 794-2530
Registrant's telephone number, including area code
_______________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On July 6, 2011, Vaughan Foods, Inc., entered into an agreement with Reser's Fine Foods, Inc. pursuant to which Reser's will acquire Vaughan Foods for $18.25 million in cash through a merger of Reser's wholly owned subsidiary with and into Vaughan. The merger is subject to numerous closing conditions including approval by a majority of Vaughan Foods shareholders. There were no material relationships between Vaughan Foods or its affiliates and the other parties to the merger.

Item 9.01:     Financial Statements and Exhibits
(d) Exhibits
Exhibit No.    Description of Exhibits
99.1    Agreement and Plan of Merger (“Agreement”) made and entered into as of July 6, 2011, by and among: RESER'S FINE FOODS, INC., an Oregon corporation (“Parent”); RESER'S ACQUISITION, INC., an Oklahoma corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); and VAUGHAN FOODS, INC., an Oklahoma corporation (the “Company”).
99.2    News Release, dated July 6, 2011, related to the Merger Agreement
Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Vaughan Foods, Inc.

Dated: July 12, 2011	By:	/s/ Gene P. Jones
Gene P. Jones
Secretary, Treasurer and Chief Financial Officer